UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ProLung, Inc.

(Name of Registrant as Specified In Its Charter)

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On November 21, 2018, ProLung, Inc. (the “Company”) sent the following email to the Company’s stockholders in connection with the Company’s 2018 annual meeting of stockholders scheduled to be held on December 3, 2018.

Subject: ProLung - proxy and online voting for 2018 Annual Shareholder Mtg

Dear [Shareholder Name],

The Board of Directors and Management Team of ProLung, Inc invite you to participate in our 2018 Annual Shareholder Meeting on Monday, December 3rd at the Hilton Garden Inn Downtown Salt Lake City at 10:30am MT. It is our heartfelt intent to move our company forward by focusing on our mission to ‘make a difference in time’ for lung cancer patients and earning exceptional shareholder return in the process. We would like to do this TOGETHER with all of you.

Where:	Hilton Garden Inn Downtown Salt Lake City [google maps link]
250 W. 600 S.
SLC, UT

When:	Monday, December 3rd, 2018
10:30am – 11:30am MT

To read the proxy statement, please click here www.ProLungInc.com/2018proxy

In order to vote online, you will need to input your UNIQUE shareholder ID: [unique ID]

To vote online with your unique shareholder ID, please click here www.MyProxyOnline.com

Respectfully,

Andy Robertson on behalf of the ProLung Board of Directors

Andy Robertson

VP, Business Development

M: 801.503.4152 | acr@prolunginc.com

Visit us online at www.prolunginc.com

About ProLung, Inc.

The mission of ProLung, Inc. is to make a difference in time for lung cancer patients. ProLung is a world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of lung cancer. The Company develops, tests, and commercializes solutions which may shorten the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area and investigational use in the USA.

Forward-Looking Statements

Statements included herein may contain forward-looking statements regarding projected business performance, operating results, financial condition and other aspects of the Company, expressed by such language as “expected,” “anticipated,” “projected” and “forecasted.” Please be advised that such statements are estimates only and there is no assurance that the results stated or implied by forward-looking statements will actually be realized by the Company. Forward-looking statements may be based on management assumptions that prove to be wrong. The Company and its business are subject to substantial risks and potential events beyond its control that would cause material differences between predicted results and actual results, including the Company incurring operating losses and experiencing unexpected material adverse events.

Media Contact:

Phil Denning- ICR Inc.

Phil.Denning@icrinc.com

(646) 277-1258